SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☑                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12
Cirrus Logic, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

June 13, 2019

Dear Stockholders,

This is a reminder to vote your Cirrus Logic, Inc. shares as soon as you are able. If you have not already, you will soon receive a Notice of Internet Availability of proxy materials, and those proxy materials include instructions on how to vote and the matters being presented for vote at our Annual Meeting. Our Annual Meeting is being held online:

Date: Friday, August 2, 2019
Time: 11:00 a.m. Central Daylight Time
Place: via the Internet at www.virtualshareholdermeeting.com/CRUS2019

Please note, within our proxy statement there was a typographical error with respect to the current job title of our director nominee Deirdre Hanford. Ms. Hanford was inadvertently identified as being the "Chief Strategy Officer and Member of Corporate Staff" of Synopsys, Inc. instead of her correct title of "Chief Security Officer and Member of Corporate Staff." This error appeared in the "Determination of Independence" section at page 15 and within her director biography on page 22 of our proxy statement as filed on June 5, 2019 with the SEC.

Your vote is an important part of our system of corporate governance, and we thank you for your participation.

Cirrus Logic, Inc.